UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2024

Superior Group of Companies, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-05869	11-1385670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Central Avenue, Suite 2000, St. Petersburg, Florida (Address of principal executive offices)	33701 (Zip Code)

Registrant's telephone number including area code: (727) 397-9611
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SGC	NASDAQ

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders was held on May 9, 2024 at which:

●
Seven (7) directors were elected to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified or until their earlier resignation, removal from office or death; and

●	the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 was ratified.

Of the 16,709,591 shares outstanding and entitled to vote at the meeting, 14,355,198 shares were present either in person or by proxy.

The results of the shareholder votes were as follows:

Proposal 1:      Election of Directors

Nominee	For	Against	Abstain	Broker Non-Votes

Michael Benstock	10,773,051	159,962	3,583	3,418,602

Paul Mellini	8,629,028	2,303,267	4,301	3,418,602

Todd Siegel	10,608,913	321,605	6,078	3,418,602

Venita Fields	8,636,862	2,296,873	2,860	3,418,603

Andrew D. Demott, Jr.	10,770,924	162,148	3,524	3,418,602

Susan Lattmann	10,731,023	199,104	6,469	3,418,602

Loreen Spencer	10,879,452	51,343	5,801	3,418,602

Proposal 2: Ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for year ending December 31, 2024:

For	Against	Abstain	Broker Non-Votes
14,278,483	71,054	5,661	-

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR GROUP OF COMPANIES, INC.

By:	/s/ Michael Koempel
Name:	Michael Koempel
Title:	Chief Financial Officer

Date: May 9, 2024